CONSULTING AGREEMENT

This Consulting Agreement (this "Agreement") is made and entered into as of October 22, 2004 by and between Sheffield Products, Inc. (the "Company"), and Mr. Mark Anthony (the "Consultant").

RECITALS

WHEREAS, the Company wishes to engage the Consultant to provide consulting services with respect to corporate business strategy and marketing matters;

WHEREAS, the Consultant is willing to provide consulting services to the Company on the terms and conditions specified herein.

NOW THEREFORE, in consideration of the foregoing and in consideration of the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

1.

TERM

The term of this Agreement shall commence on the date hereof and end on December 18, 2004.

2.

CONSULTING SERVICES

(a)

Consulting Services. The Consultant hereby agrees to provide consulting services to the Company with respect to the following matters (the “Consulting Services”):

Business Strategy:

i.

Provision of business strategy and marketing matters; including but not limited to performing feasibility studies on U.S. telecommunications and IT markets and strategies for marketing the Company to potential customers in U.S. telecommunications and IT markets;

ii.

Market Development.  The Consultant may advise and assist in developing and implementing market strategies for the technology infrastructure market.  As part of this service the Consultant may initiate and develop programs to develop strategic alliances with North American companies, in order to accelerate the Company's market penetration in its core markets, and to enter new market segments as a result of complementary strategic partnerships; and

iii.

Pricing Strategy.  The Consultant may advise and assist in developing and implementing well-defined corporate pricing strategies aimed at ensuring that adequate profit margins are consistently achieved, and ensuring proper management of risk relating to forward pricing commitments on large infrastructure contracts.  In addition services may be provided in developing "tie-in" pricing structures that promote widespread adoption of the Company's technology, due in part due to pricing incentives on related product lines.

(b)

Compensation.  In consideration of the consulting services set forth in paragraph 2 (a), and subject to the terms and conditions set forth herein the Company hereby agrees to issue to Consultant 300,000 shares of the Company's Common stock (the "Shares").  The shares shall be issued pursuant to a registration statement on Form S-8 under the Securities Exchange Act of 1933, as amended ("Securities Act").  The Consultant shall be obligated to return the shares to the Company for cancellation if the services provided by the Consultant pursuant to this paragraph 2 do not satisfy the Company’s requirements as further elaborated in Exhibit A attached hereto.

(c)

Issuance.  Issuance and delivery of the Shares shall be as soon as reasonably possible after the filing and effectiveness of the Company’s registration statement on Form S-8, at which time, the Company shall deliver to the Consultant one or more certificates evidencing the Shares.

3.

CONFIDENTIAL INFORMATION

In connection with the providing of Consulting Services, hereunder, the Consultant may come into contact with information concerning the Company which the Company deems confidential (the Confidential Information").  The Consultant understands and agrees that any Confidential Information disclosed pursuant to this Agreement is secret, proprietary and of great value to the Company, which value may be impaired if the secrecy of such information is not maintained.  The Consultant further agrees that he will take necessary security measures to preserve and protect the secrecy of such Confidential Information, and to hold such Confidential Information in strict confidence and not to disclose such Confidential Information, either directly or indirectly to any person or entity during the term of this agreement or any time following the expiration or termination hereof; provided, however, that the Consultant may disclose the Confidential Information to an assistant to whom disclosure is necessary for the providing of

Consulting Services under this Agreement provided that such assistant enters into similar agreement to protect the Confidential Information.

4.

REPRESENTATION AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Consultant that as of the date hereof:

(a)

Authorization and Validity of Shares.  Upon issuance, the Shares shall have been duly authorized and shall be validly issued and outstanding, fully paid and non-assessable and free of any preemptive rights. The Shares are not subject to any lien, pledge, security interest or other encumbrance.

(b)

Authorization of Agreement.  The Company has taken all actions and has obtained all consents or approvals necessary to authorize it to enter into this Agreement.

(c)

Registration.  As soon as reasonably possible after the date of execution of this Consulting Agreement, the Company shall take such steps as may be necessary or appropriate to file a registration statement on Form S-8 to register the Shares for issuance pursuant to the Securities Act of 1933.

5.

INDEMNIFICATION

(a)

The Company shall indemnify the Consultant from and against any and all expenses (including reasonable attorneys' fees), judgments, fines, claims, cause of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Consultant in connection with any action, suit or proceeding if (i) the Consultant was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services to the Company pursuant to this Agreement, and (ii) the Consultant acted in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company.

The Consultant shall indemnify the Company from and against any and all expenses (including attorney's fees), judgments, fines, claims, causes of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Company in connection with any action, suit or proceeding if (i) the Company was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services to the Company pursuant to this Agreement, and (ii) it is determined that the Consultant did not act in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company.

6.

REPRESENTATION OF THE CONSULTANT

The Consultant represents that it is a qualified expert in its field in terms of providing Consulting Services to the Company and its provision of the Consulting Services is legal.

7.

INDEPENDENT CONTRACTOR STATUS

It is expressly understood and agreed that this is a consulting agreement only and does not constitute an employer-employee relationship.  The parties further acknowledge that the Company's services hereunder are not exclusive, but that the Consultant shall be performing services and undertaking other responsibilities, for and with other entities or persons, which may directly or indirectly compete with the Company.

8.

NOTICE

All notices provided by this Agreement shall be in writing and shall be given by facsimile transmission, overnight courier, by registered mail or by personal delivery, by one party to the other, addressed to such other party at the applicable address set forth below, or to such other address as may be given for such purpose by such other party by notice duly given hereunder. Notice shall be deemed properly given on the date of the delivery.

      To Consultant:

Mr. Mark Anthony

P.O. Box 110310

Naples, Florida 34108-0106

      To the Company:

Digital Network Alliance (HK) Limited

15th Floor, East Wing

Sincere Insurance Building

6 Hennessy Road, Wanchai

Hong Kong

9.

MISCELLANEOUS

(a)

Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

(b)

Entire Agreement.  This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and may not be amended, modified, or altered except by an instrument in writing signed by the party against whom such amendment, modification, or alteration is sought to be enforced.  This Agreement supercedes and replaces all other agreements between the parties with respect to any services to be performed by the Consultant of behalf of the Company.

(c)

Governing Law.  This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, the United States of America, without regard to its conflict of laws rules and principles.

(d)

Binding Effect.  This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

(e)

Construction.  The captions and headings contained herein are inserted for convenient reference only, are not a part hereof and the same shall not limit or construe the provisions to which they apply. Reference in this agreement to "paragraphs" are to the paragraphs in this Agreement, unless otherwise noted.

(f)

Expenses.  Each party shall pay and be responsible for the cost and expenses, including, without limitations, attorneys' fees, incurred by such party in connection with negotiation, preparation and execution of this Agreement and the transactions contemplated hereby.

(g)

Assignment. No party hereto may assign any of its rights or delegate any of its obligations under this Agreement without the express written consent of the other party hereto.

(h)

Counterparts.  This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same agreement, binding upon both parties hereto, not withstanding that both parties are not signatories to the original or the same counterpart.

IN WITNESS WHEREOF, the parties have caused this CONSULTING AGREEMENT to be duly executed as of the day and year first above written

SHEFFIELD PRODUCTS, INC.

By:

/s/ Terence Yap, President

CONSULTANT

By: /s/ Mark Anthony, Consultant

EXHIBIT

Time Table for Provision of Consulting Services

By Mark Anthony

Period	Services to be performed
October 18, 2004 to December 22, 2004

i.

Advice and assistance with respect to corporate business strategy and marketing matters including but not limited to marketing the Company in the U.S. and performing feasibility studies on U.S. telecommunications and IT markets and strategies for marketing the Company to potential customers in U.S. telecommunications and IT markets;

ii.

Market Development.  The Consultant may advise and assist in developing and implementing market development strategy specifically for the technology infrastructure market.  As part of this service the Consultant may initiate and develop programs to develop strategic alliances with North American companies, in order to accelerate the Company's market penetration in its core markets, and to enter new market segments as a result of complementary strategic partnerships; and

iii.

Pricing Strategy.  The Consultant may advise and assist in developing and implementing well-defined corporate pricing strategies aimed at ensuring that adequate profit margins are consistently achieved, and ensuring proper management of risk relating to forward pricing commitments on large infrastructure contracts.  In addition services may be provided in developing "tie-in" pricing structures that promote widespread adoption of the Company's technology, due in part due to pricing incentives on related product lines.